Exhibit 4.1








                              GEORGIA POWER COMPANY

                                       TO

                           JPMORGAN CHASE BANK, N.A.,

                                     TRUSTEE

                       TWENTY-FIFTH SUPPLEMENTAL INDENTURE
                           DATED AS OF APRIL 19, 2005
                           SERIES Y 5.80% SENIOR NOTES
                               DUE APRIL 15, 2035

TABLE OF CONTENTS1

                                                                    PAGE

ARTICLE 1.............................................................1

Series Y Senior Notes.................................................1
SECTION 101.  Establishment...........................................1
SECTION 102.  Definitions.............................................2
SECTION 103.  Payment of Principal and Interest.......................3
SECTION 104.  Denominations...........................................4
SECTION 105.  Global Securities.......................................4
SECTION 106.  Transfer................................................5
SECTION 107.  Redemption at the Company's Option......................5

ARTICLE 2.............................................................6

Miscellaneous Provisions..............................................6
SECTION 201.  Recitals by Company.....................................6
SECTION 202.  Ratification and Incorporation of Original
         Indenture....................................................6
SECTION 203.  Executed in Counterparts................................6


1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

         .........THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE is made as of the
19th day of April, 2005, by and between GEORGIA POWER COMPANY, a Georgia corporation, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374 (the "Company"), and JPMORGAN CHASE BANK, N.A., a national banking association, 4 New York Plaza, New York, New York 10004 (the "Trustee").

                                           W I T N E S S E T H:

         .........WHEREAS, the Company has heretofore entered into a Senior Note
Indenture, dated as of January 1, 1998 (the "Original Indenture"), with JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as heretofore supplemented;

         .........WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Twenty-Fifth Supplemental Indenture, is herein called the "Indenture";

         .........WHEREAS, under the Original Indenture, a new series of Senior
Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

         .........WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

         .........WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

         .........WHEREAS, all conditions necessary to authorize the execution and delivery of this Twenty-Fifth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

         .........NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                              Series Y Senior Notes

         SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's Series Y 5.80% Senior Notes due April 15, 2035 (the "Series Y Notes").

         There are to be authenticated and delivered $125,000,000 principal amount of Series Y Notes, and such principal amount of the Series Y Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series Y Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series Y Notes. Any such additional Series Y Notes will have the same interest rate, maturity and other terms as those initially issued. No Series Y Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series Y Notes shall be issued in definitive fully registered form.

         The Series Y Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series Y Notes shall be The Depository Trust Company.

         The form of the Trustee's Certificate of Authentication for the Series Y Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series Y Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         The Series Y Notes will not have a sinking fund.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series Y Notes to the Initial Redemption Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Initial Redemption Date.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day in New York City preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15(519)" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the Reference Treasury Dealer Quotation for such Redemption Date.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

         "Initial Redemption Date" means April 15, 2015.

         "Interest Payment Dates" means April 15 and October 15 of each year, commencing October 15, 2005.

         "Original Issue Date" means April 19, 2005.

         "Reference Treasury Dealer" means a primary United States Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

         "Stated Maturity" means April 15, 2035.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         SECTION 103. Payment of Principal and Interest. The principal of the Series Y Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series Y Notes shall bear interest at the rate of 5.80% per annum until paid or duly provided for. Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the Series Y Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series Y Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series Y Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series Y Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series Y Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series Y Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series Y Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series Y Notes shall be made upon surrender of the Series Y Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series Y Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         SECTION 104. Denominations. The Series Y Notes may be issued in denominations of $1,000, or any integral multiple thereof.

         SECTION 105. Global Securities. The Series Y Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series Y Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series Y Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series Y Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series Y Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series Y Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series Y Notes registered in such names as the Depositary shall direct.

         SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series Y Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series Y Notes during a period beginning at the opening of business fifteen
(15) days before the date of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series Y Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to issue, transfer or exchange any Series Y Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series Y Notes redeemed in part.

            SECTION 107. Redemption at the Company's Option. The Series Y Notes will be subject to redemption at the option of the Company in whole or in part at any time and from time to time upon not less than 30 nor more than 60 days' notice. The Company shall have the right to redeem the Series Y Notes in whole or in part at a redemption price (the "Redemption Price") equal to:

                  (i) if the Redemption Date is prior to April 15, 2015, the greater of (1) 100% of the principal amount of the Series Y Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series Y Notes being redeemed to April 15, 2015 (for purposes of this calculation, the remaining scheduled payment of principal is deemed payable on the Initial Redemption Date and the remaining scheduled payments of interest are those interest payments payable on or before the Initial Redemption Date) (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 20 basis points; or

                  (ii) if the Redemption Date is on or after April 15, 2015 and prior to maturity, 100% of the principal amount of the Series Y Notes to be redeemed,

plus, in each case, accrued interest thereon to the date of redemption.

         In the event of redemption of the Series Y Notes in part only, a new Series Y Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture except that any notice of redemption shall not specify the Redemption Price but only the manner of calculation thereof. The Trustee shall not be responsible for the calculation of the Redemption Price. The Company shall calculate the Redemption Price and promptly notify the Trustee thereof.

         Any redemption of less than all of the Series Y Notes shall, with respect to the principal thereof, be divisible by $1,000.

                                    ARTICLE 2

                            Miscellaneous Provisions

         SECTION 201. Recitals by Company. The recitals in this Twenty-Fifth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series Y Notes and of this Twenty-Fifth Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 202. Ratification and Incorporation of Original Indenture. As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as heretofore supplemented and as supplemented by this Twenty-Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 203. Executed in Counterparts. This Twenty-Fifth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                GEORGIA POWER COMPANY


By:/s/ Wayne Boston                    By:/s/ Cliff S. Thrasher
   -----------------------------          --------------------------------------
         Wayne Boston                     Cliff S. Thrasher
         Assistant Secretary              Executive Vice President,
                                          Chief Financial Officer and Treasurer

ATTEST:                                JPMORGAN CHASE BANK, N.A., as Trustee


By:/s/ Rosa Ciaccia                    By:/s/ Carol Ng
   -----------------------------          --------------------------------------
         Rosa Ciaccia                     Carol Ng
         Trust Officer                    Vice President

EXHIBIT A

                              FORM OF SERIES Y NOTE

NO. ____                                                  CUSIP NO. 373334 FZ 9


                              GEORGIA POWER COMPANY
                           SERIES Y 5.80% SENIOR NOTE
                               DUE APRIL 15, 2035

       Principal Amount:            $_____________

       Regular Record Date:         15th calendar day prior to Interest Payment
                                    Date (whether or not a Business Day)

       Original Issue Date:         April 19, 2005

       Stated Maturity:             April 15, 2035

       Interest Payment Dates:      April 15 and  October 15

       Interest Rate:               5.80% per annum

       Authorized Denominations:    $1,000 or any integral multiple thereof


         Georgia Power Company, a Georgia corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of
___________________________DOLLARS ($___________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing on October 15, 2005, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series Y Notes shall be made upon surrender of the Series Y Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series Y Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                             GEORGIA POWER COMPANY



                             By:
                                --------------------------------------------
                             Name:
                                  ------------------------------------------
                             Title:
                                   -----------------------------------------


Attest:




                  {Seal of GEORGIA POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                                     JPMORGAN CHASE BANK, N.A.,
                                                     as Trustee

                                                     By:
                                                        ------------------------
                                                        Authorized Officer

(Reverse Side of Note)


         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of January 1, 1998, as supplemented (the "Indenture"), between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series Y 5.80% Senior Notes due April 15, 2035 (the "Series Y Notes") which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  The Series Y Notes will be subject to redemption at the option of the Company in whole or in part at any time and from time to time upon not less than 30 nor more than 60 days' notice. The Company shall have the right to redeem the Series Y Notes in whole or in part at a redemption price (the "Redemption Price") equal to:

                  (i) if the Redemption Date is prior to April 15, 2015, the greater of (1) 100% of the principal amount of the Series Y Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series Y Notes being redeemed to April 15, 2015 (for purposes of this calculation, the remaining scheduled payment of principal is deemed payable on April 15, 2015 (the "Initial Redemption Date") and the remaining scheduled payments of interest are those interest payments payable on or before the Initial Redemption Date) (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as defined below) plus 20 basis points; or

                  (ii) if the Redemption Date is on or after April 15, 2015 and prior to maturity, 100% of the principal amount of the Series Y Notes to be redeemed,

plus, in each case, accrued interest thereon to the date of redemption.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series Y Notes to the Initial Redemption Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Initial Redemption Date.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day in New York City preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15(519)" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the Reference Treasury Dealer Quotation for such Redemption Date.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer" means a primary United States Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

         The Trustee shall not be responsible for the calculation of the Redemption Price. The Company shall calculate the Redemption Price and promptly notify the Trustee thereof.

         In the event of redemption of this Note in part only, a new Note or Notes of this Series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

         The Series Y Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

1362763_4.DOC

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in         UNIF GIFT MIN ACT- _______ Custodian ________
         common                                   (Cust)            (Minor)
TEN ENT- as tenants by the
         entireties                             under Uniform Gifts to
JT TEN-  as joint tenants                       Minors Act
         with right of
         survivorship and                    ________________________
         not as tenants                              (State)
         in common


Additional abbreviations may also be used though not on the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto


(please insert Social Security or other identifying number of assignee)


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE



the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------------           ----------------------------------------



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                 JPMORGAN CHASE BANK, N.A.,
                                 as Trustee

                                 By:
                                    -------------------------------------------
                                          Authorized Officer